                                                                      EXHIBIT 15


                   UNAUDITED INTERIM FINANCIAL INFORMATION LETTER



     We are aware that our reports dated April 23, 1998, and January 29, 1998, on our reviews of the interim condensed consolidated financial information of Digi International, Inc. and Subsidiaries (the "Company") for the three-and six-month periods ended March 31, 1998 and 1997, and the three-month periods ended December 31, 1997 and 1996, respectively, included in the Company's respective Form 10-Qs for the quarters ended March 31, 1998 and December 31, 1997, are incorporated by reference in this registration statement on Form S-8. Pursuant to Rule 436(c), under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                             /s/ Coopers & Lybrand L.L.P.
                                             -----------------------------------
                                             COOPERS & LYBRAND L.L.P.

Minneapolis, Minnesota
June 26, 1998